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                                                                     Exhibit 4.1


                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2005 (this "Second Supplemental Indenture"), is by and between Province Healthcare Company, a Delaware corporation ("Province"), having its principal office at 105 Westwood Place, Brentwood, Tennessee 37027, and U.S. Bank Trust National Association, a national banking association organized under the laws of the United States of America, as trustee under the indenture referred to below (the "Trustee"), having its principal corporate trust office at 100 Wall Street, 16th floor, New York, New York 10005.

                              W I T N E S S E T H

                  WHEREAS, The Company, has heretofore executed and delivered to the Trustee the indenture, dated as of May 27, 2003, and the first supplemental indenture thereto, dated as of May 27, 2003 (collectively, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 1/2% Senior Subordinated Notes due 2013 (the "Notes");

                  WHEREAS, Section 9.2 of the Indenture provides that Province and the Trustee may amend or supplement the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, subject to certain conditions contained therein;

                  WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement dated March 18, 2005 (as amended or supplemented, the "Tender Offer"), Province has offered to purchase any and all of the outstanding Notes and has proposed certain amendments (the "Proposed Amendments") to the Indenture;

                  WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding as of April 1, 2005 have tendered their Notes for purchase by Province in connection with the Tender Offer and approved the Proposed Amendments as described in this Second Supplemental Indenture; and

                  WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Province and the Trustee agree as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Amendments to the Indenture. The Indenture is hereby amended as follows:

(a)      Section 4.2 - SEC Reports.

         Section 4.2 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.2 [INTENTIONALLY OMITTED]."

(b)      Section 4.3 - Compliance Certificate.


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         Section 4.3 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.3 [INTENTIONALLY OMITTED]."

(c)      Section 4.4 - Stay, Extension and Usury Laws.

         Section 4.4 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.4 [INTENTIONALLY OMITTED]."

(d)      Section 4.5 - Corporate Existence.

         Section 4.5 of the Indenture is deleted in its entirety and replaced with the following:

                  "Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company."

(e)      Section 4.6 - Taxes.

         Section 4.6 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.6 [INTENTIONALLY OMITTED]."

(f)      Section 4.8 - Limitation on Restricted Payments.

         Section 4.8 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.8 [INTENTIONALLY OMITTED]."

(g) Section 4.9 - Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         Section 4.9 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.9 [INTENTIONALLY OMITTED]."

(h)      Section 4.10 - Limitation on Indebtedness.

         Section 4.10 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.10 [INTENTIONALLY OMITTED]."

(i)      Section 4.11 - Limitation on Sale of Assets.

         Section 4.11 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.11 [INTENTIONALLY OMITTED]."

(j)      Section 4.12 - Limitation on Transactions with Affiliates.

         Section 4.12 of the Indenture is deleted in its entirety and replaced with the following:


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                  "Section 4.12 [INTENTIONALLY OMITTED]."

(k)      Section 4.13- Limitation on Liens.

         Section 4.13 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.13 [INTENTIONALLY OMITTED]."

(l)      Section 4.14 - Limitation on Other Senior Subordinated Indebtedness.

         Section 4.14 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.14 [INTENTIONALLY OMITTED]."

(m)      Section 4.15 - Purchase of Notes upon Change in Control.

         Section 4.15 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.15 [INTENTIONALLY OMITTED]."

(n) Section 4.16 - Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

         Section 4.16 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.16 [INTENTIONALLY OMITTED]."

(o) Section 4.17 - Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

         Section 4.17 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.17 [INTENTIONALLY OMITTED]."

(p)      Section 4.18 - Limitation on Unrestricted Subsidiaries.

         Section 4.18 of the Indenture is deleted in its entirety and replaced with the following:

                  "Section 4.18 [INTENTIONALLY OMITTED]."

(q)      Section 5.1  - Consolidation, Merger and Sale of Assets.

         Section 5.1 of the Indenture is deleted in its entirety and replaced with the following:

                  "The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and immediately after giving effect thereto
         (i) either (a) the Company will be the


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         continuing corporation or (b) the Person (if other than the Company)
         formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture in form reasonably satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture on the part of the Company to be performed or observed and (ii) each Note Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee will apply to such Person's obligations under the Indenture and the Notes.

                  Each Note Guarantor, if any, shall not, and the Company will not permit a Note Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation or other entity (other than the Company or any Note Guarantor), or sell, assign, convey, transfer, or otherwise dispose of its properties and assets on a consolidated basis substantially as an entirety to any entity (other than the Company or any Note Guarantor) unless either (a) such Note Guarantor shall be the continuing corporation or partnership or (b) the Person (if other than such Note Guarantor) formed by such consolidation or into which such Note Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, or disposition of all or substantially all of the properties and assets of such Note Guarantor, as the case may be, shall be a corporation or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under the Notes and the Indenture."

(r)      Section 6.1 - Events of Default.

         Section 6.1 shall be deleted in its entirety and replaced with the following:

                  "Each of the following is an "Event of Default":

                  (a) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; or

                  (b) default in the payment of the principal of, or premium, if any, on, any Note when the same becomes due and payable at Maturity (upon acceleration, optional redemption, mandatory redemption, required purchase or otherwise), whether or not such payment shall be prohibited by the subordination provisions of Article XIII of the Indenture; or

                  (c) default in the performance, or breach, of any covenant or warranty of the Company or any Note Guarantor contained in the Indenture or any Note Guarantee (other than a default in the performance, or breach, of a covenant or warranty which is


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         specifically dealt with in clause (a) or (b) of this Section 6.1) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (d) any Note Guarantee of a Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary ceases to be in full force and effect or is declared null and void or any Material Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Material Subsidiary denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture); or

                  (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an
                  involuntary case,

                           (ii) appoints a Custodian of the Company or for all
                  or substantially all of the property of the Company, or

                           (iii) orders the liquidation of the Company and the
                  order or decree remains unstayed and in effect for 60 consecutive days."

(s)      Section 8.4 - Conditions to Legal or Covenant Defeasance.

         Section 8.4 shall be deleted in its entirety and replaced with the following:

                  "The following shall be the conditions to the application of either Section 8.2 or 8.3 of the Indenture to the outstanding Notes:

                  The Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, money in an amount, or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest."

                  3. Related Definitions and References. Pursuant to the Proposed Amendments, all definitions used exclusively in, and all references to, the deleted Sections of the Indenture set forth in Section 2 above are also deleted in their entirety, unless otherwise specified.

                  4. Notification to Holders. Province shall notify the Holders in accordance with Section 9.2 of the Indenture of the effectiveness of this Second Supplemental Indenture. Any failure of Province to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Second Supplemental Indenture.


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                  5. Receipt by Trustee. In accordance with Section 9.2 of the
Indenture, the Trustee acknowledges that it has received a copy of the resolutions of Province's Board of Directors authorizing the execution of this Second Supplemental Indenture and satisfactory evidence of the consent of the Holders of the Notes to the execution of this Second Supplemental Indenture. In addition, in accordance with Section 9.2 and Section 10.4 of the Indenture, the Trustee acknowledges that its has received an Officers' Certificate and Opinion of Counsel stating that the execution of this Second Supplemental Indenture is permitted by the Indenture and all conditions precedent and covenants relating to the execution of this Second Supplemental Indenture have been satisfied.

                  6. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

                  7. New York Law to Govern. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                  8. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  9. Condition to Operative Effect. Section 2 of this Second Supplemental Indenture shall not become operative until the opening of business on the day on which Province gives oral notice (confirmed in writing) or written notice to Global Bondholders Services Corporation, the depositary for the Tender Offer, that the Notes tendered by the Holders pursuant to the terms of the Tender Offer have been accepted for payment by Province.

                  10. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  12. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Province.

                  13. Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and attested, all as of the date first above written.




                                       PROVINCE HEALTHCARE COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                       U.S. BANK TRUST NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:







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